Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 33-23671 on Form S-8 of Continental Materials Corporation Employees Profit Sharing Retirement Plan of our report dated June 21, 2007, appearing in this Annual Report on Form 11-K of Continental Materials Corporation Employees Profit Sharing Retirement Plan for the year ended December 31, 2006.

/s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC

Oak Brook, Illinois
June 21, 2007